Exhibit 10.1

Volcan Australla Corporation Pty Ltd
ACN 131 553 341
Level 34, 50 Bridge Street, Sydney NSW 2000
Tel: (02) 8216-0777 Fax: (02) 8216-0788

25 June 2010

13 Tammuz 5770
The Directors
Australian Gold Investments Limited
Level 34, 50 Bridge St
SYDNEY NSW 2000

Letter agreement between Volcan Australia Corporation Pty Ltd and Australian Gold Investments Limited ACN 124 873 507

Volcan Australia Corporation Pty Ltd (Volcan Australia) is the registered holder of the exploration licences set out in the Schedule (Tenements). Volcan Australia is a wholly-crooned subsidiary of Volcan Holdings, Inc. (Volcan Holdings), a company listed on the OTC Bulletin Board operated by the Financial industry Regulatory Authority. Inc, in the USA.

Australian Gold Investments Limited (AGV) is a minerals exploration company.

AGV proposes to earn interests in the Tenements through an issue of shares and options (Proposed Transaction). The parties have entered into this agreement (Letter Agreement) to set cut the material terms and conditions of the Proposed Transaction. The parties intend lo be bound by this Letter Agreement but also intend to have its terms restated in a full form farm-in joint venture agreement (Farm-In Agreement) which will not be different in effect from but may be more expansive and precise than this Letter Agreement.

The parties agree on the following terms and conditions:

1.         Key provisions

AGV will purchase an 80% interest in the Tenements by;

(i)	Issuing 65 million FPO shares in AGV to Volcan Holdigs;

(ii)	Issuing 65 million 5 year options to purchase FPO shares in AGV at an exercise price of 5c per share to Volcan Holdings;

(iii)
Agreeing to assign to Volcan a $1 per ton royalty on production from the Tenements. This royalty will be either in USD Of AUD depending on whichever is the higher, and will increase at every July 1 in accordance with the CPI, beginning from July 1 2011: and

(iv)	Agreeing to keep the Tenements in good standing.

2.         Announcements

No announcement or other csclosure may be made concerning the contents of this Letter Agreement, the Farm-In Agreement or any ancillary matter except in each of the fdlovArig cases:

(a)	by mutual written consent of the parties;

(b)	as required by law or by a stock exchange on which the party's shares (or that of its holding cornpany) are listed;

(c)	to a party's professional advisors and financiers, or

(d)	any disclosure document or other fundraising document issued by Volean Australia or Volcan Holdings to raise capital.

3.         Confidentiality

(a)	Subject to clause 3(c), each party must keep any information of which it becomes aware in connection with this Letter Agreement, confidential.

(b)	A party may make any disclosure In relation to this Letter Agreement:

(i)	to any professional advisor, financial advisor, banker, financier or auditor where that person is obliged to keep the information confidential;

(ii)	to comply with any applicable law or any requirement of any regulatory body, including the ASX;

(iii)	to any of its employees to whom it is necessary to disclose the information;

(iv)	to obtain the consent of any third party to any term of, or to any act pursuant to, this Letter Agreement;

(v)	to enforce its rights or to defend any claim or action under this Letter Agreement;

(vi)	in a manner authorised by this Letter Agreement and

(vii)	where the information has come into pubic domain through no fault of that Party.

4.         Legally binding nature of this Letter Agreement

(a)
Subject to any relevant regulatory and shareholder approval, this Letter Agreement is intended to create legally binding obligations on the parties and will bind each party when executed by that party.

(b)
The parties acknowledge that this Letter Agreement is to be replaced by the Farm-in Agreement that will be fuller, and more formal in form but will be no different in effect and will reflect this document. Until this Letter Agreement is so replaced, it is the intention of the parties that this Letter Agreement is enforceable, that this Letter Agreement must be treated as certain, clear and complete and, as such, binding.

5.         Notices

(a)	Any notice or communication given to a party under this Letter Agreement is only given If it is in inviting and sent in one of the following ways:

(i)	delivered or posted to that party at Its address as set out below; or

(ii)	faxed to that party at its fax number set out below.

Volcan Australia
Name:	Volcan Australia Corporation Pty Ltd
Address:	Level 34, 50 Bridge Street Sydney NSW 2000
Fax No:	(02) 8216-0788
Attention:	Sholom Feldman

AGV
Name:	AGV Limited
Address:	Level 34, 50 Bridge Street Sydney NSW 2000
Fax No:	(02) 8216-0788
Attention:	The Company Secretary

6.         Stamp duty

AGV will pay any stamp duty due in respect of this Letter Agreement.

7.         Amendments

This Letter Agreement may only be varied by a document signed by or on behalf of the parties.

8.         Assignment

A party cannot assign, novate or otherwise transfer any of its rights or obligations under this Letter Agreement without the prior written consent of the other party.

9.         Waiver

A provision of, or right created under, this Letter Agreement may not be;

(a) waived except in writing signed by the party granting the waiver; or

(b) varied except in writing signed by the parties.

10.       Consents

Any consent referred to in, or required under, this Letter Agreement from any party may not be unreasonably withheld, unless this Letter Agreernent expressly provides for that consent to be grim in that party's absolute discretion.

11.       Counterparts

(a)       The parties may execute this Letter Agreement in two or more counterparts.

(b)       The parties deem that each counterpart is an original.

(c)       All counterparts together constitute one instrument.

12.       Entire agreement

This Letter Agreement constitutes the entire agreement of the parties and supersedes all prior discussions, undertakings and agreements.

13.       No representation or reliance

(a)
The parties acknowledge that no party (nor any persen acting on a party's behalf) has made any representation or other inducement to it to enter into this Letter Agreement, except for representations or inducements expressly set out in this Letter Agreement.

(b)
Each party acknowledges and confirms that it has not entered into this Letter Agreement in reliance on any representation or other inducement by or on behalf of any other party except for representations or inducements expressly se; cut in this Letter Agreement.

14.      Costs

Each party is liable for the costs and expenses incurred by it in connection with the negotiation, entering into and completion of this document and the Farm-in Agreement.

15.      GST

If any payment made by one party to any other party under or relating to this document constitutes consideration for a taxable supply for the purposes of GST or any similar tax, the amount to be paid for the supply will be increased so that the net amount retained by the supplier after payment of that GST is the same as if the supplier was not liable to pay GST in respect of that supply. This provision is subiect to any other agreement regarding the payment of GST on specific supplies and includes payments for supplies relating to the breach or termination of, and indemnifies arising from, this document.

16.      Governing law and lurisdiPtion

(a)	This Letter Agreement is governed by, and will be construed according to the laws of the State of New South Wales, Australia.

(b)	The parties submit to the non-exclusive jurisdiction of the courts of New South Wales.

(c)
The parties agree that any dispute regarding the preparation. interpretation and subject matter of this Letter Agreement shall be referred to and reserved through a process of arbitration, the determination of such process shall be binding on the parties.

Please evidence your agreement to the terms contained in this Letter Agreement by signing this Letter Agreement at the place indicated below.

Executed by Volcan Australia Corporation	)
Pty Limited ACN 131 553 341 in	)
accordance with section 127 of the	)
Corporations Act 2001 (Cth):	)

/s/ Sholom Feldman	/s/ Pnina Feldman
Director	Director/ Secretary

Sholom Feldman	Pnina Feldman
(Print) Full Name	(Print) Full Name

Executed by Australian Gold Investments	)
Limited ACN 124 873 507 in accordance	)
with section 127 of the Corporations Act	)
2001 (Cth):

/s/ Sholom Feldman	/s/ Pnina Feldman
Director	Director/ Secretary

Sholom Feldman	Pnina Feldman
(Print) Full Name	(Print) Full Name

Signed by Volcan Holdings Inc in the	)
presence of:	)

/s/ Pnina Feldman	/s/ Sholom Feldman
Signature of Witness	Signature of

Pnina Feldman	Sholom Feldman
(Print) Name of Witness

Schedule
Exploration Licences

EPM18138, EPM18139, EPM18140, EPM18463 and EPM18464